UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2021

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue	Suite 550	Irvine	CA	92612
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 13, 2021, Sabra Health Care REIT, Inc. (“Sabra,” “we” or “our”) issued a press release announcing certain business updates. A copy of the press release is furnished as Exhibit 99.1 hereto.
In addition, on September 14, 2021, Sabra intends to present the materials attached to this report as Exhibit 99.2 in investor presentations (the “Presentation Materials”). The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the presentation materials include material investor information that is not otherwise publicly available. In addition, we do not assume any obligation to update such information in the future.
Other than as disclosed in Item 8.01 below, the information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.
Slide 8 and slides 16-22 of the Presentation Materials attached as Exhibit 99.2 hereto are incorporated in this Item 8.01 by reference.
Forward-Looking Statements
This Form 8-K includes or incorporates “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing – Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing – Managed communities; our expectations regarding the terms and timing of the RCA Mortgage Loan; our expectations regarding the impact of the COVID-19 pandemic on Avamere and the potential for governmental relief that would help mitigate the challenges faced by Avamere; our expectations regarding Avamere’s ability to timely satisfy its contractual lease obligations; and our expectations regarding whether Avamere’s leases should be accounted for on a cash basis, and if so, the accounting impact of such change, on our strategic and operational plans. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast— that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements. These risks and uncertainties include but are not limited to: the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and Senior Housing - Managed communities, including Avamere; the possibility that Avamere’s planned business initiatives will not be successful, or that Avamere will be unable to obtain sufficient, or any, additional government relief, to mitigate its cash flow constraints and pay its lease obligations; our ability to enter into agreements with RCA reflecting our proposed agreement regarding the RCA Mortgage Loan; our ability to close the RCA Mortgage Loan on the terms and timing described in the Presentation Materials, or at all; our ability to enter into an agreement with Avamere reflecting our proposed agreement with Avamere; and the other risk factors described in Part 1, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Sabra’s other filings with the Securities and Exchange Commission. We assume no, and hereby disclaim any, obligation to update any of the forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 13, 2021.

99.2	Presentation materials for September 14, 2021 presentations.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: September 13, 2021	/S/ HAROLD W. ANDREWS, JR.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary